Exhibit 10.7
INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT, GRANTBACK LICENSE AND AIG LICENSE

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT, GRANTBACK LICENSE AND AIG LICENSE (“Agreement”), effective as of the date of the Separation Agreement (the “Separation Agreement”), is made by and between American International Group, Inc. (“AIG”), a Delaware corporation, (“Seller”), on the one hand, and Corebridge Financial, Inc., a Delaware corporation (“Buyer”), on the other. As part of this Agreement, there will also be a GRANTBACK LICENSE between Buyer and Seller as well as an AIG LICENSE from Seller to Buyer for the AIG trademark and certain trademarks containing “AIG” together with other elements, as is detailed below.

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all right, title, and interest in and to certain intellectual property and other assets and related rights, subject to the terms and conditions set forth herein and all applicable provisions that are part of the related, separate Separation Agreement between the Parties hereto;

WHEREAS, with respect to certain Trademarks that are the subject of pending intent-to-use applications filed with the United States Patent and Trademark Office (“USPTO”), Buyer is the successor to the ongoing and existing business of Seller to which such Trademarks relate;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Purchase and Sale of Intellectual Property.
Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, and convey to Buyer, and Buyer shall purchase, acquire and accept from Seller, all right, title, and interest in and to the following (collectively, “Assigned Assets”), together with the goodwill of the business associated therewith and symbolized thereby:

a)The trademarks, service marks, brands, certification marks, logos, trade dress, trade names, domain names, social media accounts and other similar indicia of source or origin (“Trademarks”) listed on Schedule A hereto, together with all common law uses thereof, translations, adaptations, derivations, abbreviations, acronyms and combinations thereof, and all registrations, applications for registration, and renewals of any of the foregoing (collectively, “Assigned Marks”) provided that upon transfer of the Assigned Marks, the Parties enter into the Grantback License Agreement attached hereto as Exhibit 5 (the “Grantback License”);

b)U.S. Patent for “System, Method, and Computer Program Product For Automatically Managing Periodic Debt Payments and Savings Contributions,” Patent No. US 11,138,577 B2 (the “Assigned Patent”) and as listed on Schedule B;

c)U.S. Copyright for “XWC-Elite [insurance policy],” namely Copyright Reg. No. TX0004955206, and all the copyright rights therein, whether registered or unregistered, arising under any applicable law of any jurisdiction throughout the world or any treaty or other international convention, together with all registrations and applications for registration thereof and all issuances, extensions, and renewals of such registrations and applications (collectively, “Assigned Copyright”) and as listed on Schedule C;

d)The Seller Investments’ Corebridge-Related Software Applications that were internally-developed by Seller, and all the copyright rights therein, whether registered or unregistered, arising under any applicable law of any jurisdiction throughout the world or any treaty or other international convention, together with all registrations and applications for registration thereof and all issuances, extensions, and renewals of such registrations and applications (collectively, “Assigned Software”) that may be scheduled or not scheduled on Schedule D hereto;

e)All claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, violation, breach, or default; and

f)All other rights, privileges, and protections of any kind whatsoever of Seller or its affiliates accruing under any of the foregoing provided by any applicable law, treaty, or other international convention throughout the world.

g)Buyer understands and agrees that the granting of the non-exclusive rights under the Grantback License is a material provision of this transaction. The Grantback License shall be royalty-free and shall be effective for 18 months from the date of the Closing and may be extended under the terms of the Grantback License that is a part of this Agreement under Exhibit 5.

h)Seller also agrees to license to Buyer the “AIG” trademark and certain Trademarks containing “AIG” together with other elements for a duration of 18 months from the date of Closing and may be extended under the terms of the AIG License. The AIG License is also part of this Agreement under Exhibit 4.

2.Purchase Price.
The Assigned Assets shall be transferred in consideration of the transactions contemplated by the Separation Agreement and for other good and valuable consideration, which is at least $10.

3.Closing; Deliverables.
The closing of the transactions contemplated by this Agreement shall take place as described in the Separation Agreement (the “Closing”). At the Closing, the following executed documents shall be exchanged:

a)An assignment in the form of Exhibit 1 duly executed by AIG transferring all right, title, and interest in and to the Assigned Marks that AIG owns to Buyer;

b)An assignment in the form of Exhibit 2 duly executed by AIG transferring all right, title, and interest in and to the Assigned Patent that AIG owns to Buyer;

c)An assignment in the form of Exhibit 3 duly executed by AIG transferring all right, title, and interest in and to the Assigned Copyright and the Assigned Software that AIG owns to Buyer;

d)A license in the form of Exhibit 4 duly executed by AIG granting Buyer a license to use the AIG trademark and certain trademarks containing “AIG” together with other elements;

e)A Grantback License in the form of Exhibit 5 duly executed by Buyer, granting Seller a license to use the Assigned Marks and Assigned Software;

f)Copies of all consents, permissions, and agreements related to the Assigned Assets.

4.Representations and Warranties of Seller.
Seller represents and warrants to Buyer that the statements contained in this Section 4 are true and correct as of the date hereof and as of the Closing Date to the best of Seller’s knowledge.

a)Authority of Seller; Enforceability. Seller has the full right, power, and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary organizational action of Seller, and when executed and delivered by both parties, this Agreement will constitute a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions.

b)No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Seller, (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation, (iii) conflict with, or result in (with or without notice or lapse of time or both), any violation of or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under, any contract or other instrument to which this Agreement or any of the Assigned Assets are subject, or (iv) result in the creation or imposition of any encumbrances on the Assigned Assets. No consent, approval, permit, order, waiver, or authorization of, or declaration or filing with, or notice to, any person or entity (including any governmental authority) is required by or with respect to Seller in connection with the execution, delivery, and performance by Seller of this Agreement, or to enable Buyer to register, own, and use the Assigned Assets.

c)Ownership. Seller owns all right, title, and interest in and to the Assigned Assets, free and clear of liens, security interests, and other encumbrances. Seller is in full compliance with all legal requirements applicable to the Assigned Assets and Seller’s ownership and use thereof.

d)Validity and Enforceability. The Assigned Assets are valid, subsisting, and enforceable in all applicable jurisdictions in the Schedules, and are not subject to any pending or, to Seller’s knowledge, threatened challenge or claim to the contrary. No event or circumstance (including any failure to exercise adequate quality control or any assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or would reasonably be expected to result in, the abandonment of any Assigned Marks.

e)Non-Infringement. The registration, ownership, and exercise of the Assigned Assets to the best of Seller’s knowledge did not, do not, and will not infringe, misappropriate or otherwise violate the intellectual property or other rights of any third party or violate any applicable regulation or law. To the best of Seller’s knowledge, no person has infringed, misappropriated or otherwise violated, or is currently infringing or otherwise violating, any of the Assigned Assets.

f)Legal Actions. There are no actions or claims (including any opposition or cancellation proceedings) settled, pending, or, to Seller’s knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution, or other violation of the intellectual property rights of any third party based on the use or exploitation of any Assigned Assets, (ii) challenging the validity, enforceability, registrability, or ownership of any Assigned Assets or Seller’s rights with respect thereto, or (iii) by Seller or any third party alleging any infringement or other violation by any third party of any Assigned Assets.

5.Representations and Warranties of Buyer.
Buyer represents and warrants to Seller that the statements contained in this Section 5 are true and correct as of the date hereof and as of the Closing Date to the best of Buyer’s knowledge. Buyer has the full right, power, and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary organizational action of Buyer, and when executed and delivered by both parties, this Agreement will constitute a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms and conditions.

6.Recordation
As between Seller and Buyer, Buyer shall be responsible, at Buyer’s expense, for filing the Assignments in Exhibits 1-3, and other documents, certificates, and instruments of conveyance with the applicable governmental authorities; provided that Seller shall take such steps and actions, and provide such cooperation and assistance, to Buyer and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, or perfect the assignment of the Assigned Assets to Buyer, or any of Buyer’s successors or assigns.

7.Additional Agreements
Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations hereunder. Each party shall cooperate fully with the other party and its affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

8.Termination.
a)The Grantback License Agreement in Exhibit 5 may be terminated pursuant to the provisions in the Grantback License Agreement.

b)The AIG license in Exhibit 4 may be terminated pursuant to the provisions in the AIG License.

c)This Agreement shall terminate if the Separation Agreement is not executed and there is no Closing.

9.Indemnification
a)Seller hereby indemnifies Buyer and undertakes to hold Buyer harmless against any claims or suits relating to the Assigned Assets arising out of any activity prior to Closing, provided that reasonably prompt notice is given to Seller of any such claims or suits and provided, further, that Seller shall have the option to undertake and conduct the defense of any such claims or suits at Seller’s own cost and expense but with the reasonable assistance of Buyer and where no consent from Buyer is required for any such settlement of such claims.

b)Buyer hereby indemnifies Seller and undertakes to hold Seller harmless against any claims or suits relating to the Assigned Assets arising out of any activity post Closing, provided that the activities relating to the post Closing alleged infringement were stemming from activities undertaken by Buyer or Buyer’s member companies relating to the Assigned Assets and provided that reasonably prompt notice is given to Buyer of any such claims or suits and provided, further, that Buyer shall have the option to undertake and conduct the defense of any such claims or suits at Buyer’s own cost and expense but with the reasonable assistance of Seller and where no consent from Seller is required for any such settlement of such claims.

10.Survival.
All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall continue in full force and effect following the Effective Date.

11.Equitable Remedies.
Seller acknowledges that (a) a breach or threatened breach by Seller of any of its obligations under this Agreement would give rise to irreparable harm to Buyer for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by Seller of any such obligations occurs, Buyer will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy.

12.Miscellaneous.
a)Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the word “or” is used in this Agreement, it shall not be exclusive. Whenever the word “extent” in the phrase “to the extent” is used in this Agreement, it shall be deemed to mean the degree to which a subject or other thing extends and shall not mean simply “if.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. This Agreement has been fully negotiated by both parties and shall not be construed by any Governmental Authority against either Party by virtue of the fact that such Party was the drafting Party.

b)Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email if sent during normal business hours of the recipient, provided that the sender does not receive a notice of failure to send, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer:	General Counsel Corebridge Financial, Inc. 2919 Allen Parkway Houston, Texas 77019

If to Seller:	General Counsel American International Group, Inc. 1271 Avenue of the Americas New York, NY 10020-1304

c)Entire Agreement. This Agreement and any schedules or exhibits hereto or thereto, constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of hereof and thereof.

d)Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. “Applicable Law” means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, published regulatory policy or guideline, order, judgment, injunction, decree, award or writ of any court, tribunal or other regulatory authority, arbitrator, governmental authority, or other Person having jurisdiction, or any consent, exemption, approval or license of any governmental authority that applies in whole or in part to a Party and, with respect to Corebridge, includes the Exchange Act, the Securities Act, the General Corporation Law of the State of Delaware, the rules of the SEC, insurance company laws and all related regulations, guidelines and instructions and the rules of the NYSE and any other exchange or quotation system on which the securities of Corebridge are listed or traded from time to time.

e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Neither Party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party. Any purported assignment in violation of this Section shall be null and void ab initio.

f)Governing Law; Venue; WAIVER OF TRIAL BY JURY. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

g)Amendment and Modification. This Agreement may be amended, restated, supplemented, modified or terminated, in each case, only by a written instrument signed by each of Corebridge and AIG.

h)Waiver. A provision of this Agreement may only be waived by a written instrument signed by the Party waiving a right hereunder. No delay on the part of a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of a Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

i)Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. Each Party may deliver its signed counterpart of this Agreement to the other Party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as of the date first written above.

American International Group, Inc. By: /s/ Lucy Fato Name: Lucy Fato Title: Executive Vice President, General Counsel & Global Head of Communications and Government Affairs

Corebridge Financial, Inc. By: /s/ Christina Banthin Name: Christina Banthin Title: Chief Corporate Counsel and Corporate Secretary

SCHEDULE A

ASSIGNED TRADEMARKS AND DOMAIN NAMES

[Intentionally omitted]

SCHEDULE B

PATENT

[Intentionally omitted]

SCHEDULE C

COPYRIGHT

[Intentionally omitted]

SCHEDULE D

ASSIGNED SOFTWARE

[Intentionally omitted]

EXHIBIT 1

TRADEMARK ASSIGNMENT BY AIG

[Intentionally omitted]

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EXHIBIT 2

PATENT ASSIGNMENT

[Intentionally omitted]

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EXHIBIT 3

COPYRIGHT AND SOFTWARE ASSIGNMENT

[Intentionally omitted]

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EXHIBIT 4

AIG TRADEMARK LICENSE AGREEMENT

[Intentionally omitted]

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EXHIBIT 5

GRANTBACK LICENSE AGREEMENT

[Intentionally omitted]

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